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                COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                    CHARGES AND PREFERRED UNIT DISTRIBUTION

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
                                                                                             PRIME PARTNERSHIP
                                                PRIME RETAIL, L.P.                              PREDECESSOR
                            ----------------------------------------------------------  ----------------------------
                                                                          PERIOD FROM    PERIOD FROM
                             YEAR ENDED     YEAR ENDED     YEAR ENDED     MARCH 22 TO   JANUARY 1 TO    YEAR ENDED
                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 21,    DECEMBER 31,
                                1997           1996           1995           1994           1994           1993
                            -------------  -------------  -------------  -------------  -------------  -------------
Income (loss) before
  minority interests......    $  20,015      $   7,870      $  13,856      $  10,132      $  (2,408)     $  (3,873)
Interest incurred.........       39,078         26,853         22,394          8,491          2,585          9,277
Amortization of
  capitalized interest....          343            284            222            152             42            161
Amortization of debt
  issuance costs..........        2,330          2,407          3,309          2,160            695            362
Amortization of interest
  rate protection
  contracts...............        1,390          1,383          1,276            797         --             --
Less interest earned on
  interest rate protection
  contracts...............         (115)          (201)          (721)          (224)        --             --
Less capitalized
  interest................       (3,818)        (3,462)        (2,675)        (1,277)        --               (711)
                            -------------  -------------  -------------  -------------  -------------  -------------
  Earnings................       59,223         35,134         37,661         20,231            914          5,216
                            -------------  -------------  -------------  -------------  -------------  -------------
Interest incurred.........       39,078         26,853         22,394          8,491          2,585          9,277
Amortization of debt
  issuance costs..........        2,330          2,407          3,309          2,160            695            362
Amortization of interest
  rate protection
  contracts...............        1,390          1,383          1,276            797         --             --
Preferred unit
  distributions...........       12,995         14,236         20,944         16,290         --             --
                            -------------  -------------  -------------  -------------  -------------  -------------
  Combined Fixed Charges
    and Preferred Unit
    Distributions.........       55,793         44,879         47,923         27,738          3,280          9,639
                            -------------  -------------  -------------  -------------  -------------  -------------
Excess of Combined Fixed
  Charges and Preferred
  Unit Distributions over
  Earnings................    $  --          $  (9,745)     $ (10,262)     $  (7,507)     $  (2,366)     $  (4,423)
                            -------------  -------------  -------------  -------------  -------------  -------------
                            -------------  -------------  -------------  -------------  -------------  -------------
Ratio of Earnings to
  Combined Fixed Charges
  and Preferred Unit
  Distributions...........         1.06x        --             --             --             --             --
                            -------------  -------------  -------------  -------------  -------------  -------------
                            -------------  -------------  -------------  -------------  -------------  -------------
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